65 West Watkins Mill Road Gaithersburg, MD 20878 tel: 240-632-0740 fax: 240-632-0735 www.genvec.com

FOR IMMEDIATE RELEASE:

Investor Contact:	Media Contact:
GenVec, Inc.	Tiberend Strategic Advisors, Inc.
Danielle M. DiPirro	Andrew Mielach
(301) 944-1877	(212) 827-0020
ddipirro@,genvec.com	amielach@tiberendstrategicadvisors.com

GENVEC ENTERS COLLABORATION ON HEARING LOSS TREATMENTS
WITH LEADING GLOBAL PHARMACEUTICAL COMPANY

GAITHERSBURG, MD — January 19, 2010 — GenVec, Inc. (NASDAQ: GNVC) today announced that the company has entered into a research collaboration and license agreement.

GenVec and Novartis will collaborate to discover and develop novel treatments for hearing loss and balance disorders. Preclinical results suggest that delivery of the atonal gene using GenVec's innovative adenovector technology may have the potential to restore hearing and balance function.

Under terms of the agreement, GenVec is licensing the world-wide rights to its preclinical hearing loss and balance disorders program to Novartis. GenVec will receive a $5 million upfront payment and Novartis has purchased $2 million in GenVec common stock. In addition, GenVec will receive funding from Novartis for a research program focused on developing additional adenovectors for hearing loss. If certain clinical, regulatory and sales milestones are met, GenVec is eligible to receive up to $213.6 million, including upfront and milestone payments, in addition to royalties on future sales.

"Hearing loss is a significant and growing problem for millions of people. Our technology has great promise and this collaboration provides an excellent mechanism to move the development of new treatments forward. We believe Novartis is an ideal collaborator for GenVec. They have the experience, expertise, and resources to develop and commercialize innovative products on a worldwide basis," said Dr. Paul Fischer, GenVec's President and Chief Executive Officer.

About GenVec

GenVec, Inc. is a biopharmaceutical company developing novel therapeutic drugs and vaccines. GenVec's lead product, TNFeradeTM, is currently in a pivotal clinical study (PACT) in locally advanced pancreatic cancer. TNFerade has also been and is currently being evaluated for its potential use in the treatment of several other cancers, including esophageal cancer, rectal cancer, and head and neck cancer. GenVec also uses its proprietary adenovector technology to develop vaccines for infectious diseases including influenza, HIV, malaria, foot-and-mouth disease, respiratory syncytial virus (RSV), and HSV-2. Additional information about GenVec is available at www.genvec.com and in the company's various filings with the Securities and Exchange Commission.

Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding future milestone payments, royalties, the development of products and the success of the collaboration with Novartis, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. GenVec cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the failure by GenVec to secure and maintain relationships with collaborators; risks relating to the early stage of GenVec's product candidates under development; uncertainties relating to clinical trials; risks relating to the commercialization, if any, of GenVec's proposed product candidates; dependence on the efforts of third parties; dependence on intellectual property; and risks that we may lack the financial resources and access to capital to fund our operations. Further information on the factors and risks that could affect GenVec 's business, financial conditions and results of operations, are contained in GenVec's filings with the U.S. Securities and Exchange Commission (SEC), which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release, and GenVec assumes no duty to update forward-looking statements.

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